Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tenet Healthcare 2008 Stock Incentive Plan, As Amended and Restated, of our reports dated August 19, 2013, with respect to the consolidated financial statements of Vanguard Health Systems, Inc. included in Tenet Healthcare Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2013.

/s/ Ernst & Young LLP

Nashville, Tennessee
October 7, 2013